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                                                                       Exhibit H


                         REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 8, 1998, is by and among HAUSER, INC., a Colorado corporation (the "Company"), Zuellig Group N.A., Inc., a Delaware corporation ("ZGNA") and Zuellig Botanicals, Inc., a Delaware corporation ("ZBI").

                               R E C I T A L S :

                  WHEREAS, on the date hereof, ZGNA has acquired an option (the "Option") to acquire 2,000,000 share of Common Stock (as herein defined); and

                  WHEREAS, pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, ZGNA and ZBI will acquire 49% of the issued and outstanding shares of Common Stock, subject to the terms and conditions of the Merger Agreement; and

                  WHEREAS, as a condition and inducement to ZGNA's pursuit of the transactions contemplated by the Merger Agreement and the transactions contemplated thereby, and in consideration therefor, the Company has agreed to grant ZGNA certain registration rights, all in accordance with and subject to the terms and conditions of this Agreement; and

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained, ZGNA and the Company hereby agree as follows:

SECTION 1. DEFINITIONS

                  The terms defined in this Section 1, whenever used herein, shall have the following meanings for all purposes of this Agreement.

                  "Affiliate" means any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

                  "Agreement" shall have the meaning set forth in the preamble hereto.

                  "Board" shall mean the board of directors of the Company.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are not required or authorized to close.

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                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

                  "Company" shall have the meaning set forth in the preamble hereto.

                  "Demanding Holders" shall have the meaning set forth in
Section 2.2(b).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, an amended.

                  "Final Prospectus" shall have the meaning set forth in
Section 2.5(f).

                  "Holder" shall mean any holder of Registrable Securities.

                  "Indemnified Party" shall have the meaning set forth in
Section 2.5(c).

                  "Indemnifying Party" shall have the meaning set forth in
Section 2.5(c).

                  "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities.

                  "Merger Agreement" shall have the meaning set forth in the Recitals hereto.

                  "Option" shall have the meaning set forth in the Recitals hereto.

                  "Other Stockholders" shall have the meaning set forth in
Section 2.1(b).

                  "Person" shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, or a government, agency, regulatory authority or political subdivision thereof.

                  "Register," "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement.

                  "Registrable Securities" shall mean (i) the shares of Common Stock issuable upon exercise of the Option, (ii) the

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shares of Common Stock issuable to ZGNA and ZBI pursuant to the Merger
Agreement, (iii) any additional shares of Common Stock, if any, acquired by ZGNA or ZBI from the Company from time to time and (iv) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock, if any, referred to in clause (i), (ii) or (iii). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities has been declared effective under the Securities Act and such securities shall have been sold in accordance with such registration statement, or (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act.

                  "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 2.1 and 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                  "Securities Act" shall mean the Securities Act of 1933, an amended.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders.

                  "ZBI" shall mean Zuellig Botanicals, Inc., a Delaware corporation and a wholly owned subsidiary --- of ZGNA.

                  "ZGNA" shall have the meaning set forth in the preamble hereto.



SECTION 2. REGISTRATION RIGHTS

                  2.1.     Requested Registration.

                  (a) Request for Registration. If the Company shall receive from an Initiating Holder a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                           (i) promptly give written notice of the proposed
registration, qualification or compliance to all other Holders of Registrable Securities; and

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                           (ii) as soon as practicable, use its diligent best
efforts to effect such registration (including, without limitation, the execution of an undertaking to file post- effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities
Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) Business Days after written notice from the Company is given under Section 2.1(a)(i) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.1:

                                    (A) In any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                                    (B) After the Company has effected two (2)
such registrations pursuant to this Section 2.1 and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed; or

                                    (C) If the Registrable Securities requested
by all Holders to be registered pursuant to such request have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of less than $10,000,000; or

                                    (D) If in the good faith judgment of the
Board, such registration would be seriously detrimental to the Company, the Company shall have the right to delay or suspend the effectiveness of any registration for up to 90 days but not more than once in any twelve month period.

                  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(b) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

                  The registration rights set forth in this Section 2 shall be assignable, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Section 2).

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                  (b) Underwriting. If the Initiating Holders intend to
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1.

                  If holders of securities of the Company other than Registrable Securities who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this
Section 2. The Holders whose shares are to be included in such Registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.1, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders or any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  2.2.     Company Registration.

                  (a) Inclusion in Registration. If the Company shall determine to register any of its Common Stock either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or registration relating solely to a SEC Rule 145 transaction, or a registration on any registration form which does not permit

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secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 2.2(b) below. Such written request may specify all or a part of the Holders' Registrable Securities.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 2.2 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the securities of the Company held by Other Stockholders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any Other Stockholder disapproves of the terms

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of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  2.3.     Expenses of Registration.

                  Except as provided in the next sentence, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered. If a registration has been requested pursuant to Section 2.1 and a registration statement is declared effective by the Securities and Exchange Commission, but the sales of the Registrable Securities does not close, the Holders are not considered to have used a requested registration under Section 2.1(a)(ii)(B), but after the second requested registration which results in the filing of a registration statement which is declared effective (whether or not sales occur), the holders of the Registrable Securities in any subsequent requested registration will pay all Registration Expenses and Selling Expenses pro rata on the basis of the number of shares so registered.

                  2.4.     Registration Procedures.

                  In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                  (i) keep such registration effective for a period of one hundred twenty (120) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 120-day period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 2.8 hereof;

                  (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

                  (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or

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necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

                  2.5.     Indemnification.

                  (a) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon

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written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

                  (b) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and other Holders and each of their officers, directors, and partners, and each person controlling such other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders and other Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

                  (c) Each party entitled to indemnification under this Section
2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced

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thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, which shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                  (f) The foregoing indemnity agreement of the Company and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage from a statement or omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of an underwriter if a copy of the Final Prospectus was furnished to such underwriter and was not furnished by such underwriter to the person asserting

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the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  2.6.     Information by the Holders.

                  Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

                  2.7.     Rule 144 Reporting.

                  With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, so long as the Company is required to file reports pursuant to the Exchange Act, the Company agrees to:

                  (i) make and keep public information available as those terms are understood and defined in Rule 144;

                  (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

                  2.8.    "Market Stand-off" Agreement.

                  Each of the Holders agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell, short sell, or purchase or sell derivative securities in respect of Common Stock, or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all executive officers and directors of the Company enter into similar agreements other than in respect of securities included in such registration.

                  If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The

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Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 90-day period. The provisions of this Section 2.8 shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.

                  2.9.    Termination.

                  The registration rights set forth in this Section 2 shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities desired to be sold by such Holder could be sold in any 90-day period pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k)).

                  2.10.   Merger Agreement.
                  The obligation of the Company to register Registrable Securities is subject to Section 6.9 of the Merger Agreement in respect of limitation on sales of Registrable Securities.

                  2.11.   Legend.

                  The Company may place the following legend on certificates of Registrable Securities: "The shares represented by this certificate are subject to a Registration Rights Agreement, dated as of December 8, 1998, as amended from time to time, a copy of which may be obtained at the office of the Company."

                  SECTION  3.  MISCELLANEOUS

                  3.1.    Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed entirely within such State.

                  3.2.    Paragraph and Section Headings.

                  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                  3.3.    Notices.

                  (a) All communications under this Agreement shall be in writing and shall be delivered by hand, by facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

                  (1) if to ZGNA or ZBI, at 2550 El Presidio Street, Long Beach, California 90810-1193 (facsimile: (310) 637-3644), marked

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for attention of President, or at such other address as ZGNA or ZBI may have furnished the Company in writing (with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019-6099, Attention: Harvey L. Sperry, Esq. (facsimile: 212-728-8111), or at such other address it may have furnished the Company in writing), or

                  (2) if to the Company, at 5555 Airport Boulevard, Boulder, Colorado 80301 (facsimile: (303) 441-5802), marked for the attention of Dean Stull, or at such other address as the Company may have furnished Investor in writing (with a copy to Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, Colorado 80302, Attention: Laurie Glasscock, Esq. (facsimile:
303-449-5426) or at such other address as it may have furnished in writing to the Investor and the Escrow Agent), or

                  (b) Any notice so addressed shall be deemed to be given: if delivered by hand or by facsimile, on the date of such delivery; if delivered by courier, on the first Business Day following the date of the delivery to the courier; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

                  3.4.    Expenses and Taxes.

                  Whether or not the Closing shall have occurred, each party shall pay its own fees and expenses incurred in connection with the transactions contemplated hereby.

                  3.5.    Successors and Assigns.

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                  3.6.    Entire Agreement; Amendment and Waiver.

                  This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and holders of the majority of the Registrable Securities. No course of dealing between the Company and any holder of the Registrable Securities nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of either party hereto.

                  3.7.    Severability.

                  In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination

                                     -13-
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shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

                   3.8.    Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                                  HAUSER, INC.


                                  By:   /s/ Dean P. Stull
                                      --------------------------
                                  Name: Dean P. Stull
                                  Title: CEO




                                  ZUELLIG GROUP N.A., INC.


                                  By:   /s/ Volker Wypyszyk
                                      --------------------------
                                  Name: Volker Wypyszyk
                                  Title: President




                                  ZUELLIG BOTANICALS, INC.


                                  By:   /s/ Ralph Heimann
                                      --------------------------
                                  Name: Ralph Heimann
                                  Title: Secretary and Treasurer





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